EXHIBIT 10.2


                          PRIMUS MARKETING ASSOCIATES, INC..

                                 EMPLOYMENT AGREEMENT
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          BY THIS AGREEMENT, made this 1st day of  June, 1998, Primus
          Marketing Associates, Inc., a Minnesota corporation ("Company") and John E. Primus ("Employee"), in consideration of mutual benefits set forth herein, hereby agree as follows:

               1.   Employment.  The Company hereby employs the Employee
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          and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

               2.   Term.  Subject to the provisions for the termination as
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          hereafter provided, the term of this Agreement shall begin on the date hereof and shall terminate on May 1, 2001. Thereafter, this Agreement shall be automatically renewed for two (2) successive one-year terms unless either party notifies the other of non-renewal at least 30 days prior to the expiration of the then current term. The compensation and other benefits provided for herein shall be subject to annual review by the Company's Board of Directors.

               3.   Compensation.  For all services rendered by the
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          Employee under this Agreement, the Company shall compensate the
          Employee by paying the Employee the sum of the following (subject to any applicable withholding):

               (i) $120,000 per year payable in equal installments in accordance with the Company's normal payroll policies (called "Regular Compensation");

               (ii) A bonus (the "Override Bonus") in each calendar month during which Employee's employment continues. The amount of the Override Bonus payable each month shall be the total amount of the Company's Commission Receipts (as defined below) multiplied by 5%, but only to the extent of fifty (50) percent of the GAAP defined net profit earned by Company for such month.
          "Commission Receipts" shall be (i) the total revenue (net of any adjustments by customers) received by the Company in such month (whether received with respect to such month, a previous month or as a prepayment for a future month) from the Company's customers located in Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota, Wyoming, Upper Michigan and North Western Wisconsin (Southern Wisconsin for Electrical Utility only) and
          (ii) the total revenue received by the Company (net of any adjustments by customers) from power utility only in Oregon, Idaho, Washington and Wyoming and South Eastern Wisconsin. The Override Bonus shall be paid to Employee by the subsequent month's end.

               In the event of certain early terminations of this Agreement as provided, compensation payable to the Employee shall (unless otherwise stated in Section 9) be limited to amounts Fully Accrued. The term "Fully Accrued" means (a) as to Regular Compensation, the percentage of a year's Regular Compensation as shall equal the percentage of the year which has expired on the termination date, and (b) as to Override Bonus, only that Override Bonus which has been earned as of the month end previous to the termination date.

               4.   Duties.  The Employee is engaged as President. As such
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          officer, Employee shall have the function of the chief executive officer of the Company and shall have the general active management of the business of the Company, subject to the direction of the Board of Directors. The Employee also shall perform such corporate development services for the Company's parent corporation and affiliates as the Company's Board of Directors may specify from time to time, without additional compensation.

               5.   Extent of Services.  The Employee shall devote the
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          Employee's entire time, attention and energy to the business of the Company, and shall not, during the term of this Agreement, engage in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing Employee's assets in such form or manner as will not require services on the part of Employee in the operation or the affairs of, or control of the entity in which investments are made. The Company acknowledges that Employee has entered into a Consulting Agreement with Primus Datacom, Inc. under which Employee provides consulting services to Primus Datacom, Inc.

               6.   Expenses.  The Employee is authorized to incur
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          reasonable expenses for promoting the business of the Company, including expenses for travel and similar items. The Company will reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of an itemized account of such expenditures in accordance with the Company's expense reimbursement policies.

               7.   Fringe Benefits.  The Employee shall enjoy to the
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          extent eligible the same fringe benefits as provided generally to other senior executives of the Company and which shall not be more than the fringe benefits offered by Synaptx Access to its senior executives, including health and life insurance. The Company will maintain such health and life insurance with benefits at a minimum consistent with the existing Company health and life insurance. Furthermore, the Company will develop a plan offering the benefit of a deferred compensation arrangement, commonly referred to as a "401(K) Plan" whose contributions and benefits structure will at a minimum be consistent with the existing Synaptx Impulse, Inc. (F/K/A Maxwell Partners, Inc.) Retirement Savings Plan by June 15, 1998.

               8.   Vacation.  The Employee shall be entitled, in
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          accordance with policy, each year to 10 holidays, 10 vacation days and 10 personal days, during which time the Employee's compensation shall be paid in full. There are no carry-over vacation or personal days from prior calendar years.

               9.   Termination.
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                    (i)  Without Cause.  Without cause, the Company may
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          terminate this Agreement at any time upon 30 days' written notice to the Employee. In such event, the Employee shall receive six(6) months of Regular Compensation unless such termination occurs during the original term of this Agreement (i.e. occurs prior to March 1, 2001), in which case Employee shall receive one
          (1) year of such Regular Compensation, but the Employee shall be entitled to Override Bonus only to the extent Fully Accrued as of the prior month's end on the date of termination.

                    (ii) With Cause.  The Company may terminate the
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          employment of the Employee hereunder immediately upon written notice thereof in the event of (a) material fraud or material dishonesty or (b) willful neglect of duties (unless cured within 30 days of notice by the Company), or (c) committing acts detrimental to the Company or (d) breach of his obligations under this Agreement by the Employee in connection with his employment, or if the Employee is convicted of a felony. In such event, the Company shall pay the Employee only such compensation as shall have Fully Accrued on the date of termination, less reserves for damages by reason of Employee's actions.

                    (iii)     Termination by Employee.  The Employee may
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          terminate this Agreement at any time upon 30 days' prior written notice to the Company. In such event, the Employee shall be entitled to receive his or her compensation only to the extent Fully Accrued on the date of termination.

               10.  Death or Disability During Employment.
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                    (i)  Death.  If the Employee dies during the term of
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          this Employment Agreement, the Company shall pay to the estate of the Employee the compensation which would be Fully Accrued as of the end of the calendar month in which his death occurs.

                    (ii) Disability.  If the Employee becomes disabled
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          during the term of this Employment Agreement, the Company shall continue to pay to the Employee regular compensation for three
          (3) months, at which point the Company may terminate the employment of the Employee.


               11.  Non-Disclosure.   Employee hereby agrees with Company
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          that Employee will keep confidential any and all confidential information of the Company, any future parent and such parent's related subsidiaries ("Company and Affiliates"), including Company and Affiliates know-how, trade secrets, customer lists, and other information, data and proprietary information relating to Company and Affiliates business (herein called "Proprietary Information") and will not at any time, without prior written consent of Company, disclose or make known or allow to be disclosed or made known such Proprietary Information to any person, firm, corporation, or other business entity other than Company and Affiliates and persons or entities designed by Company and Affiliates provided, however, that this Section 11 shall be inoperative as to information which (i) is or becomes generally available to the public other than as a result of a disclosure by Employee; (ii) becomes available to Employee on a non-confidential basis from another source that has represented that it is entitled to disclose it; (iii) was known to Employee on a non-confidential basis prior to its disclosure; or (iv) which Employee is required to disclose by law or regulatory or judicial order. This provision shall survive the termination of this Agreement.

               12.  Notices.  Any notice required or permitted to be given
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          under this Agreement shall be sufficient if in writing, and sent by certified mail or hand delivery to the Employee's residence in the case of the Employee, or to the principal office in case of the Company.

               13.  Waiver of Breach.  The waiving by the Company of a
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          breach of any provision in this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

               14.  Assignment.  The rights and obligations of the Company
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          under this Agreement shall inure to and be binding upon the successors, assigns and corporate owners of the Company.

               15.  Entire Agreement.  This instrument contains the entire
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          agreement of the parties.  It may not be changed or altered except by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               16.  Attorney's Fees.  In the event of any litigation or
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          arbitration proceeding arising out of this Agreement, the
          prevailing party shall be entitled to reasonable attorney's fees and expenses from the losing party, whether incurred before suit is brought, before or at trial or the arbitration proceeding, on appeal or in insolvency proceedings.

               17.  Governing Law.  This Agreement shall be governed by and
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          construed and enforced in accordance with the laws of the State of Minnesota, exclusive of conflicts of law.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

               Primus Marketing Associates, Inc.       Employee
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                         ("Company")
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                              , Director               John Primus
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